Exhibit 3.1(d)

William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation:	ImmunoGen, Inc.

(2) Registered oﬃce address:	CORPORATION SERVICE COMPANY, 84 STATE STREET, BOSTON, MA 02109 USA
(number, street, city or town, state, zip code)

(3) These articles of amendment aﬀect article(s):	III and IV
(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted:	June 15, 2022
(month, day, year)

(5) Approved by:

(check appropriate box)

☐the incorporators.

☐the board of directors without shareholder approval and shareholder approval was not required.

☒the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)  State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassiﬁcation or cancellation of issued shares.

The first paragraph of Exhibit B to the Restated Articles of Organization is hereby amended and restated in its entirety as follows:

There shall be authorized a total of 600 million (600,000,000) shares of Common Stock, $.01 par value (the “Common Stock”), and five million (5,000,000) shares of Preferred Stock, $.0l par value (the “Preferred Stock”). The following is a statement of the designations, powers, preferences and rights, and qualifications, limitations or restrictions of the Common Stock and the Preferred Stock.

P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	300,000,000.01
Preferred		Preferred:	5,000,000.01

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	600,000,000.01
Preferred		Preferred	5,000,000.01

(7)  The amendment shall be eﬀective at the time and on the date approved by the Division, unless a later eﬀective date not more than 90 days from the date and time of ﬁling is speciﬁed:

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:	/s/ Susan Altschuller	,
(signature of authorized individual)

☐	Chairman of the board of directors,
☐	President,
☒	Other oﬃcer,
☐	Court-appointed ﬁduciary,

on this	16th	day of	June	,	2022	.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the ﬁling fee in the amount of $           having been paid, said articles are deemed to have been ﬁled with me this                day of                              , 20          , at              a.m./p.m.

time

Eﬀective date:
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum ﬁling fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Examiner

Name approval	TO BE FILLED IN BY CORPORATION Contact Information:

C	CORPORATION SERVICE COMPANY

M	84 STATE STREET

BOSTON, MA 02109 USA

	Telephone:	(617) 227-9590

Email:

Upon ﬁling, a copy of this ﬁling will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.